EXHIBIT 10.1

A.G. EDWARDS, INC.

1988 INCENTIVE STOCK PLAN

2005 Restatement

Recitals

     This Plan originally became effective in April 1988. It was amended in (1) June 1990 by the stockholders of the Company to increase the number of shares of Common Stock available under the Plan to 4,060,000 shares (which number has since been adjusted to 7,612,500 shares to reflect a 50% and a 25% stock dividend, treated as a stock split), (2) April 1992 by the Board of Directors to comply with changes under Section 16(b) of the Exchange Act; (3) June 1992 by the stockholders of the Company to increase the number of shares of Common Stock available under the Plan to 13,862,500 shares (which number has since been adjusted to 17,328,125 to reflect a 25% stock dividend, treated as a stock split); (4) June 1995 by the stockholders of the Company to increase the number of shares of Common Stock available under the Plan to 26,328,125 shares (which number has since been adjusted to 39,492,188 to reflect a 50% stock dividend, treated as a stock split); (5) June 1999 by the stockholders of the Company to increase the number of shares of Common Stock available under the Plan to 54,492,188 shares; (6) September, 1999 by the Board of Directors to modify the eligibility requirements and restate the Plan, (7) February, 2001 by the Board of Directors to modify the definition of Market Value, modify the provisions governing elections between Options and Restricted Stock, modify the provisions governing awards to Senior Participants for Options and Restricted Stock, comply with changes under Section 16(b) of the Exchange Act and restate the plan; (8) February, 2002 by the Board of Directors to modify the provisions (a) applicable to non-reporting persons, (b) governing eligibility for an award, (c) governing elections between Options and Restricted Stock, (d) governing the period of time in which Options must be exercised and (e) limiting the maximum amount of awards, (9) November 2003 by stockholders of the Company to delete the Stock Purchase Plan that is Section 8; and (10) January 2005 by the Board of Directors to comply with Standard FAS 123R.

     NOW, THEREFORE, effective March 1, 2005, the Plan is hereby amended and restated in its entirety as follows:

1. Purpose.

     The purpose of the A.G. Edwards, Inc. 1988 Incentive Stock Plan (the "Plan") is to motivate employees of A.G. Edwards, Inc. (the "Company") and its subsidiaries through added incentives to make a maximum contribution to Company objectives.

2. Definitions.

     As used in the Plan, the following words shall have the following meanings:

     "Administrator" has the meaning ascribed to it in Section 3(a) of the Plan.

     "Award " has the meaning ascribed to it in Section 5 of the Plan.

     "Benefits" means the benefits awarded to Participants as described in Sections 5 through 10 of the Plan. Benefits may be awarded separately or in any combination.

     "Board of Directors" means the Board of Directors of the Company.

     "Business Day" means any day on which the New York Stock Exchange is open for business.

     "Change in Control" means the occurrence of any of the following events without the prior approval of the Board of Directors: (a) a merger, consolidation or reorganization of the Company in which the Company does not survive as an independent entity; (b) a sale of all or substantially all of the assets of the Company; (c) the first purchase of shares of Common Stock of the Company pursuant to a tender or exchange offer for more than 20% of the Company's outstanding shares of Common Stock; or (d) any change in control of a nature that, in the opinion of the Board of Directors, would be required to be reported under the federal securities laws; provided that such a change in control shall be deemed to have occurred if (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election of any director, who was not a director at the beginning of the period, was approved by a vote of at least 70% of the directors then still in office who were directors at the beginning of the period.

     "Code" means the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall include: (a) that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section, and (b) any rules or regulations promulgated under such section.

     "Common Stock" means shares of common stock par value $1.00 per share of the Company, either authorized but unissued, or stock that has been issued previously but is held in the treasury of the Company, together with the Common Stock Purchase Rights (as described in the Rights Agreement, as amended) associated with such common stock.

     "Company" has the meaning ascribed to it in Section 1 of the Plan.

     "Competition with the Company" means, with respect to any individual, owning, managing, controlling, participating in or becoming connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any business, individual, partnership or corporation that is engaged significantly, or is planning to become engaged significantly, in a business which, directly or indirectly, competes with a business of the Company or a Subsidiary; provided, merely acquiring or holding shares of any business entity that has its securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities shall not constitute such competition so long as such individual and members of such individual's family do not own more than 1% of the voting securities of such an entity.

     "Date of Grant" has the meaning ascribed to it in Section 8(b) of the Plan.

     "Deferred Award Date" has the meaning ascribed to it in Section 7(d) of the Plan.

     "Disability" means a total and permanent disability that renders a Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three years.

     "Disinterested Administrator" means an Administrator comprised of the Board of Directors or a committee of two or more directors of the Company, each of whom is a a Non-Employee Director.

     "Eligible Employee" has the meaning ascribed to it in Section 4 of the Plan.

     "Employee" means any individual who is employed by the Employer.

     "Employee Stock Purchase Plan" has the meaning ascribed to it in Section 8 of the Plan.

     “Employer” means the Company and its Subsidiaries, while a Subsidiary.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended. Reference to a section of the Exchange Act shall include: (a) that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section, and (b) any rules or regulations promulgated under such section.

     "Exercise Price" has the meaning ascribed to it in Section 6(b) of the Plan.

     "Incentive Stock Options" has the meaning ascribed to it in Section 9 of the Plan.

     "Market Value" means, with respect to a share of Common Stock on a particular date, the average of the highest and lowest quoted selling prices on the particular date. If there are no sales on that date, the Market Value shall be the average of the highest and lowest quoted selling prices on the next trading date.

     “Non-Employee Director” has the meaning set forth in Rule 16b-3(b)(3)(i) promulgated under Section 16 of the Exchange Act or any successor rule thereto.

     "Offered Shares" has the meaning ascribed to it in Section 8(b) of the Plan.

     "Offering" has the meaning ascribed to it in Section 8 of the Plan.

     "Offering Period" has the meaning ascribed to it in Section 8(e) of the Plan.

     "Option Award Date" has the meaning ascribed to it in Section 6(a) of the Plan.

     "Option Awards" has the meaning ascribed to it in Section 6(a) of the Plan.

     "Option Determination Date" has the meaning ascribed to it in Section 6(a) of the Plan.

     "Options" has the meaning ascribed to it in Section 6(a) of the Plan.

     "Over 60 Participant" has the meaning ascribed to it in Section 7(d) of the Plan.

     "Participant" means each Eligible Employee who receives a Benefit or an award of Benefits under the Plan.

     "Phantom Stock Credits" has the meaning ascribed to it in Section 7(d) of the Plan.

     "Plan" has the meaning ascribed to it in Section 1 of the Plan.

     "Purchase Price" has the meaning ascribed to it in Section 8(d) of the Plan.

     "Reporting Person" means any person who is a director of the Company or any officer of the Company as that term is defined in Rule 16a-1(f), promulgated under Section 16 of the Exchange Act or any successor rule thereto.

     "Restricted Period" has the meaning ascribed to it in Section 7(b)(1) of the Plan.

     "Restricted Share Award Date" has the meaning ascribed to it in Section 7(a) of the Plan.

     "Restricted Share Awards" has the meaning ascribed to it in Section 7(a) of the Plan.

     "Restricted Share Determination Date" has the meaning, ascribed to it in Section 7(a) of the Plan.

     "Restricted Shares" has the meaning ascribed to it in Section 7(a) of the Plan.

     "Rule l6b-3" means Rule 16b-3 promulgated under Section 16 of the Exchange Act, or any successor rule thereto.

     "Section 423 Options" has the meaning ascribed to it in Section 8(a) of the Plan.

     "Senior Participant" has the meaning ascribed to it in Section 6(d) of the Plan.

     "Stock Purchase Plan Eligible Employee" has the meaning ascribed to it in Section 8(a)

of the Plan.

     "Subsidiary" means any corporation, partnership, joint venture or business trust, control of which is owned, directly or indirectly, by the Company; provided, for the purpose of any Incentive Stock Options and options granted pursuant to the Employee Stock Purchase Plan, "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in Section 424 of the Code.

     "Termination of Employment," whether or not capitalized when used herein, or any other similar phrase used herein to refer to the employment of an Employee with the Employer being terminated means the Employee ceases to be employed by the Employer whether the cessation of employment is voluntary or involuntary and regardless of whether the employment of the Employee with the Employer ceases because the Employee quits, is discharged, retires, is disabled or dies.

     "Termination for Aggravated Cause" means a Termination of Employment (whether voluntary or involuntary) because any of the following acts or events have occurred: any action or failure to act by a Participant that results in or is likely to result in detriment to the Employer, employees or customers; violation of any securities law; dishonesty whether or not resulting in a direct or indirect monetary loss; insubordination; drunkenness; use of harmful drugs; willful destruction of property; provocation or continuous agitation of the Employer’s customers or employees; or conviction of a felony or a misdemeanor.

     "Vesting Period" has the meaning ascribed to it in Section 6(b) of the Plan.

3. Administration.

     (a) Appointment. The Plan shall be administered by the Board of Directors of the Company or by one or more committees the members of which need not be members of the Board of Directors (collectively, the "Administrator") appointed by the Board of Directors. Such a committee may be appointed by designating another committee, such as the Compensation Committee of A.G. Edwards & Sons, Inc., to serve as Administrator. All of the duties of the Administrator may be assigned to one committee or, if the Board of Directors appoints more than one committee to serve as Administrator, the Board of Directors may allocate the specific duties of the Administrator among such committees. A particular committee to whom a specific duty is so allocated shall have the sole responsibility and authority for carrying out such duty. A committee shall continue to serve in its appointed role until its role is terminated or changed by the Board of Directors.

     (b) Duties. Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan (including, without limitation, developing or approving forms to implement all or any part of the Plan), to delegate its authority and duties under the Plan, and to take all such steps and make all such rules or determinations in connection with the Plan and any of the Benefits provided by the Plan as it may deem necessary or advisable (including, without limitation, rules relating to any tax withholding requirements, designation of beneficiaries, ownership of shares in joint names and restoration of awards for rehired

Participants); provided, however, the Administrator shall not have the authority to change the amount, price or timing of any Benefits awarded by the terms of the Plan; provided, further, with respect to the forfeiture of any Benefits, only a Disinterested Administrator may make a determination that a Reporting Person has incurred a Termination for Aggravated Cause.

4. Eligibility.

     "Eligible Employee" shall include any individual who is an Employee of the Employer at the time Benefits under the Plan are awarded and who satisfies the eligibility requirements established by the Administrator, from time to time, taking into account such factors as the Administrator may consider relevant (which may include, but need not include, the nature of services rendered by the Employee or the capacity of the Employee to contribute to the success of the Employer).

5. Award.

     Determination of Awards. The award ("Award"), if any, of Options and Restricted Shares (as hereinafter defined) or both to which an Eligible Employee is entitled for any specific fiscal year of the Company shall be determined by the Administrator. No Eligible Employee shall be entitled to an Award absent a determination by the Administrator which shall be made at the discretion of the Administrator.

     The Administrator in its discretion, shall establish how the Award, if any, shall be allocated between Options or Restricted Shares or both.

6. Stock Options.

     (a) Grant and Time of Award. Subject to Section 5, awards of options ("Options") to purchase shares of Common Stock from the Company shall be granted to Eligible Employees as determined by the Administrator. Options shall be in the form of "Nonqualified Stock Options," which are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. Awards of Options ("Option Awards") shall be made for each fiscal year of the Company during the term of the Plan as of the last day of each such fiscal year (an "Option Award Date"). The amount of the Option Awards, if any, on a specific Option Award Date shall be determined as soon as administratively practical after the end of each such fiscal year (an "Option Determination Date").

     (b) Exercise. Options shall entitle a Participant to purchase shares of Common Stock at a price (an "Exercise Price") per share equal to the Market Value of the Common Stock on the applicable Option Determination Date. Options shall become exercisable three (3) years after the applicable Option Award Date (a "Vesting Period"), and must be exercised no later than ten (10) years, unless extended, after the applicable Option Award Date. Any Vesting Period shall be extended by the length of any leave of absence, except a leave of absence for medical reasons approved in writing by the Administrator. Options that are not exercised within ten (10) years (unless extended) after the applicable Option Award Date will lapse. A Participant may exercise all of his vested Options in any order and at one time or at different times for less than the total amount until all of his vested Options have been exercised. A Participant may exercise his Options only by giving the Administrator written notice of his intent to exercise his Options. The written notice must be in a form acceptable by the Administrator. When a Participant exercises an Option, the applicable Exercise Price is payable to the Company in full in cash; provided, the Administrator (or a Disinterested Administrator in the case of a Reporting Person) may permit a Participant to pay for all or any part of the Common Stock purchased on exercise of an Option with shares of Common Stock (valued at their Market Value on the date of the exercise) already owned by the Participant or acquired pursuant to the exercise of his Options.

     (c) Restrictions.

     (1) Assignment. During a Participant's lifetime, Options shall be exercisable only by the Participant. A Participant cannot transfer or assign his Options awarded under the Plan other than by will or by the laws of descent and distribution.

     (2) Forfeiture. A Participant will forfeit his unvested Options if his employment with the Employer is terminated for any reason other than death or Disability on or before the end of any applicable Vesting Period. A Termination of Employment shall not be deemed to occur if a Participant merely transfers from the Company to a Subsidiary, from one Subsidiary to another Subsidiary or from a Subsidiary to the Company.

If a Participant is reemployed by the Company within one year after a termination of employment, Options forfeited on account of such a termination of employment shall be restored. The three-year vesting period for such Options shall be extended by the length of absence from employment; but the original expiration date of such Option shall not be extended.

     (3) Termination of Restrictions.

     (A) If a Participant's employment is terminated before the end of any applicable Vesting Period because of death or Disability, his unvested Options may be exercised by him (or his beneficiary, personal representative or distributee, as applicable) during a seven-year exercise period beginning as of the date of such Termination of Employment, but in no event later than the expiration of the applicable original exercise period.

     (B) Any Vesting Period shall end and all unvested Options shall become exercisable immediately upon a Change in Control.

     (4) No Rights as a Stockholder. No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to shares issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered to such person.

     (d) Awards for Senior Participants. The terms of this Section 6(d) shall apply to any unvested Options held by a Participant age 55 or older (a "Senior Participant"). Shares subject to any unvested Option held by a Senior Participant shall not be forfeited (but shall remain subject to any applicable Vesting Period) merely because such Senior Participant's employment with the Employer is terminated (other than a Termination for Aggravated Cause).

     Upon a Termination for Aggravated Cause, a Senior Participant shall forfeit all unvested Options. A Senior Participant who engages in Competition with the Employer within any Vesting Period shall forfeit his unvested Options at the time such Competition with the Employer commences. All of the Options of a Senior Participant shall become fully vested immediately upon a Change in Control. Any restrictions, terms or conditions in this Section 6 applicable to Options generally shall apply to a Senior Participant's Options to the extent they are not inconsistent with the provisions of this Section 6(d).

7. Restricted Shares.

     (a) Time of Award. "Restricted Shares" are shares of Common Stock that are subject to certain restrictions on their disposition and to the rights of the Company to reacquire such shares upon the occurrence of certain events, all on the terms specified in the Plan. Subject to Section 5), Restricted Shares shall be awarded to Eligible Employees as determined by the Administrator. Awards of Restricted Shares ("Restricted Share Awards") shall be made for each fiscal year of the Company during the term of the Plan as of the last day of each such fiscal year (a "Restricted Share Award Date"). The amounts of the Restricted Share Awards, if any, shall be determined as soon as administratively practical after the end of each such fiscal year (a "Restricted Share Determination Date").

     (b) Restrictions.

     (1) Restricted Period. Restricted Shares shall be subject to the restrictions described herein for three (3) years from their applicable Restricted Share Award Date (a "Restricted Period"). Any Restricted Period shall be extended by the length of any leave of absence, except a leave of absence for medical reasons approved in writing by the Administrator. During any Restricted Period, a Participant will have the entire beneficial ownership and the right to vote his Restricted Shares and receive any dividends thereon; provided, however, a Participant may not sell, transfer, pledge or otherwise dispose of or encumber his Restricted Shares (other than by will or by the laws of descent and distribution) during any applicable Restricted Period. A Participant shall not be entitled to delivery of a certificate representing shares of Common Stock until the expiration of the Restricted Period applicable to such shares as Restricted Shares.

     (2) Forfeiture. A Participant will forfeit his Restricted Shares if his employment with the Employer is terminated for any reason other than death or Disability within any Restricted Period. A termination of employment shall not be deemed to occur if a Participant merely transfers from the Company to a Subsidiary, from one Subsidiary to another Subsidiary or from a Subsidiary to the Company.

If a Participant is reemployed by the Company within one year after a termination of employment, Restricted Shares forfeited on account of such a termination of employment shall be returned to the Participant. The restricted period for such Restricted Shares shall be extended by the length of absence from employment. The Participant shall not be entitled to any dividends, the record date of which ocurred during such absence.

     (3) Termination of Restrictions.

     (A) If a Participant's employment with the Employer is terminated during any Restricted Period because of death or Disability, the restrictions on his Restricted Shares will end and he (or his beneficiary, personal representative or distributee, as applicable) will be entitled to receive and retain his Restricted Shares.

     (B) A Restricted Period shall end, and Participants shall have a nonforfeitable right to their Restricted Shares, immediately upon a Change in Control.

     (c) Awards for Senior Participants. The terms of this Section 7(c) shall apply to any Restricted Shares held by a Senior Participant, except as may be provided in Section 7(d). Restricted Shares held by a Senior Participant shall not be forfeited (but shall remain subject to their restrictions during any applicable Restricted Period) merely because such Senior Participant's employment with the Employer is terminated (other than a Termination for Aggravated Cause). Upon a Termination for Aggravated Cause, a Senior Participant shall forfeit all of his Restricted Shares still subject to a Restricted Period at the time of termination. A Senior Participant who engages in Competition with the Employer during any Restricted Period shall forfeit all of his Restricted Shares subject to a Restricted Period at the time such Competition with the Employer commences. A Restricted Period applicable to a Senior Participant's Restricted Shares shall end upon a Change in Control. Any restrictions, terms or conditions in this Section 7 applicable to Restricted Shares generally shall apply to a Senior Participant's Restricted Shares to the extent they are not inconsistent with the provisions of this Section 7(c).

     (d) Phantom Stock Credits. An Eligible Employee who is 60 years of age or older (an "Over 60 Participant") on any Restricted Share Award Date, and who is awarded Restricted Shares as all or part of his Award, shall not be awarded Restricted Shares on that date. Instead, such an Over 60 Participant shall be awarded "Phantom Stock Credits" which will serve as the basis for an award of Restricted Shares two years after such a Restricted Share Award Date (a "Deferred Award Date"), with each Phantom Stock Credit representing the right to receive one share of Restricted Stock. An account shall be established for each Over 60 Participant to show the number of Phantom Stock Credits allocated to him. The award of Phantom Stock Credits allocated to such an account for any specific fiscal year of the Company shall be in an amount that will entitle such Over 60 Participant to the number of Restricted Shares to which such Over 60 Participant would have been Awarded if such Over 60 Participant had been younger than 60 years of age on the applicable Restricted Share Award Date.

     The number of Phantom Stock Credits in an Over 60 Participant's account shall be adjusted to reflect dividends on the Common Stock on each dividend record date after the applicable Restricted Share Determination Date. The number of additional Phantom Stock Credits allocated to an Over 60 Participant's account for a cash dividend shall equal the total amount of each such dividend imputed to such Over 60 Participant (the per share dividend multiplied by the number of Phantom Stock Credits in such Over 60 Participant's account before such increase) divided by the Market Value of the Common Stock on the record date of the dividend. The number of additional Phantom Stock Credits allocated to an Over 60 Participant's account for a stock dividend shall equal the number of additional shares of Common Stock to which such Over 60 Participant would have been entitled if he had been the holder of a number of shares of Common Stock equal in number to the number of Phantom Stock Credits allocated to his account as of that dividend record date before such increase. The number of Phantom Stock Credits allocated to an Over 60 Participant's account instead of dividends will be added to the total number of such Over 60 Participant's Phantom Stock Credits for calculating future amounts to be allocated in lieu of dividends.

     Over 60 Participants cannot transfer or assign their Phantom Stock Credits awarded under the Plan other than by will or by the laws of descent and distribution. If an Over 60 Participant's employment is terminated (other than a Termination for Aggravated Cause), he shall not forfeit the right to an award of Restricted Shares on any Deferred Award Date, nor shall he forfeit Restricted Shares awarded on any Deferred Award Date, merely because of such a termination. If an Over 60 Participant's employment is terminated before any Deferred Award Date because of death or Disability, such Over 60 Participant (or his beneficiary, personal representative or distributee, as applicable) shall be entitled to receive at the time of such termination a stock certificate for the whole number of shares of Common Stock equal to the number of Phantom Stock Credits then credited to his account (rounded down to the nearest whole number of shares). Any Deferred Award Date shall occur and any applicable Restricted Period for Restricted Shares awarded shall end immediately upon a Change in Control.

     If an Over 60 Participant's termination is a Termination for Aggravated Cause, he shall forfeit the right to an award of Restricted Shares based on any Phantom Stock Credits attributable to his account and shall forfeit all shares of Restricted Shares still subject to a Restricted Period at the time of his Termination for Aggravated Cause. An Over 60 Participant who engages in Competition with the Employer before any Deferred Award Date or the end of any Restricted Period shall forfeit his Phantom Stock Credits and Restricted Shares.

     As of any specific Deferred Award Date, each Over 60 Participant shall be awarded that number of shares of Restricted Shares equal to the number of Phantom Stock Credits (rounded down to the nearest whole share) then credited to his account for the applicable award year. Restricted Shares awarded as of any Deferred Award Date shall be subject to all of the previously described terms and restrictions applicable to Restricted Shares, to the extent they are not inconsistent with the provisions of this Section 7(d), except that any applicable Restricted Period shall be for only nine months unless extended during a leave of absence. Over 60 Participants have no rights as stockholders with respect to their Phantom Stock Credits until their Restricted Shares are awarded.

8. Deleted June 20, 2002

9. Other Benefits.

     A Disinterested Administrator may award Common Stock or the right to acquire Common Stock to any Employee upon such terms and conditions as such Disinterested Administrator in its discretion shall determine. Such awards may consist of any single Benefit, or a combination of the Benefits, described in the preceding sections (in addition to the award of any such Benefits pursuant to the terms, conditions and formulae contained in such preceding sections), or any other right to acquire Common Stock (including, without limitation, options granted in the form of "Incentive Stock Options" which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code or stock appreciation rights), and may be subject to any conditions such Disinterested Administrator may prescribe, such as a right of first refusal by the Company to repurchase the shares; provided, however, that any Benefit awarded in accordance with the provisions of the Plan which grants the right to purchase shares of Common Stock, except any Benefit which is subject to restrictions that in the aggregate would amount to a substantial risk of forfeiture for purposes of Section 83 of the Code, shall require that the price at which the Participant may purchase such shares shall be at least 85% of the Market Value of such shares as determined by such Disinterested Administrator at the time such benefit is awarded.

     The Administrator may make any type of awards that can be made by a Disinterested Administrator; provided, unless the Plan is amended as provided below, such awards are made only to Employees who are not Reporting Persons. The Board of Directors may amend the Plan, from time to time as provided or limited herein, (i) to change any terms, conditions or formulae pursuant to which an award of Benefits as described in the preceding sections may be awarded (either increasing or decreasing the amount of such awards); provided, such changes comply with Rule 16b-3 and/or (ii) to provide terms, conditions and a formula (complying with Rule 16b-3) pursuant to which any right to acquire Common Stock (including, without limitation, Incentive Stock Options and stock appreciation rights) may be awarded, in addition to the Benefits described in the preceding sections. If any such amendments are made, the awards of Benefits authorized by such amendments may be administered by the Administrator.

10. Shares Subject to Plan.

     Subject to the provisions of Section 11 (relating to adjustment for changes in capital stock), the maximum number of shares that may be issued under the Plan shall not exceed in the aggregate fifty seven million two hundred ninety two thousand one hundred eighty eight (57,292,188) shares of Common Stock of the Company. Such shares may be unissued shares or treasury shares.

     If there is a lapse, expiration, termination or cancellation of any Benefit without the issuance of shares, or if shares are issued in connection with any Benefit and later are reacquired by the Company pursuant to rights reserved on issuance, the shares subject to or reserved for such Benefit may again be used in connection with the grant of any of the Benefits described in this Plan; provided, that in no event may the number of shares of Common Stock issued under this Plan exceed sixty million four hundred ninety two thousand one hundred eighty eight

(57,292,188), subject to adjustment as described in Section 11.

11. Adjustment Upon Changes in Stock.

     If any change is made in the shares of Common Stock of the Company by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments shall be made by the Administrator to: (a) the kind and maximum number of shares subject to the Plan, (b) the kind and number of shares and price per share of stock subject to each outstanding Benefit, (c) the number of Offered Shares referred to in Section 8(b) and (d) any other amount herein which is so indicated. Any increase in the shares, or the right to acquire shares, as the result of such an adjustment shall be subject to the same terms and conditions that apply to the Benefit for which such increase was received. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment, and rights to shares always shall be limited after such an adjustment to the lower full share.

12. Amendment of the Plan.

     Except as provided below, the Board of Directors of the Company may at any time amend the Plan (including the provisions of the Employee Stock Purchase Plan); provided, the Board may not, without approval (within twelve months before or after the date of such change) of such number of the stockholders as may be required by either federal income tax or securities law for any particular amendment: (a) increase the maximum number of shares of Common Stock in the aggregate which may be issued under the Plan, except as may be permitted under the adjustment provisions of Section 11, or (b) adopt any other amendment for which shareholder approval is required by federal income tax or securities laws. The Board of Directors may not alter or impair any Benefit previously granted under the Plan without the consent of the person to whom the Benefit was granted.

     If required to qualify the Plan under Rule l6b-3, no amendment to the Plan shall be made more than once every six months that would change the amount, price or timing of any Benefits awarded by the terms of any formula contained in the Plan, other than to comport with changes in the Code, the Employment Retirement Income Security Act of 1974 (as amended), or the rules thereunder.

13. Termination of the Plan.

     The Plan shall continue in force until it is terminated by the Board of Directors. The Board of Directors may terminate or suspend the Plan (including the Employee Stock Purchase Plan) at any time. No Benefit shall be awarded after termination of the Plan. Rights and obligations under a Benefit awarded while the Plan is in effect shall not be altered or impaired by termination or suspension of the Plan except by consent of the person to whom the Benefit was awarded.

14. Withholding Tax.

     The Company shall have the right to withhold with respect to any payments made to Participants under the Plan any taxes required by law to be withheld because of such payments.

15. Rules of Construction.

     The terms of the Plan shall be construed in accordance with the laws of the State of Missouri; provided, that the terms of the Plan as they relate to Incentive Stock Options shall be construed first in accordance with the meaning under and in a manner that will result in the Plan satisfying the requirements of the provisions of the Code governing incentive stock options; provided, further, that the terms of Section 8 of the Plan shall be construed first in accordance with the meaning under, and in a manner that will result in the Employee Stock Purchase Plan satisfying the requirements of, the Code governing such plans. The Plan is intended to qualify under Rule 16b-3 and shall be interpreted and administered in a manner consistent with such intention. Unless otherwise expressly provided, any calculation required by any provision of the Plan shall be rounded down to the nearest whole number. Any word contained in the text of the Plan shall be read in the singular or plural or as masculine, feminine or neuter as may be applicable or permissible in the particular context.

16. Nontransferability.

     Each Option or similar right (including a Stock Appreciation Right) granted under this Plan shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

17. Effective Date.

     The Plan originally became effective as of April 21, 1988. The Plan as currently revised and restated shall become effective on the date stated on the first page hereof.

CERTIFICATION

     The undersigned hereby certifies that the foregoing A.G. Edwards, Inc. 1988 Incentive Stock Plan (as amended and restated) is restated in a form that reflects separate amendments thereto duly adopted by the Board of Directors of A.G. Edwards, Inc. and by the stockholders of A.G. Edwards, Inc., through June 23, 2005.

     IN WITNESS WHEREOF, the undersigned has executed this Certification as of June 27, 2005.

/s/Douglas L. Kelly
Douglas L. Kelly, Secretary

FIRST AMENDMENT
A.G. EDWARDS, INC.
1988 INCENTIVE STOCK PLAN
2005 RESTATEMENT

     This Plan originally became effective in April 1988. It was amended in (1) June 1990 by the stockholders of the Company to increase the number of shares of Common Stock available under the Plan to 4,060,000 shares (which number has since been adjusted to 7,612,500 shares to reflect a 50% and a 25% stock dividend, treated as a stock split), (2) April 1992 by the Board of Directors to comply with changes under Section 16(b) of the Exchange Act; (3) June 1992 by the stockholders of the Company to increase the number of shares of Common Stock available under the Plan to 13,862,500 shares (which number has since been adjusted to 17,328,125 to reflect a 25% stock dividend, treated as a stock split); (4) June 1995 by the stockholders of the Company to increase the number of shares of Common Stock available under the Plan to 26,328,125 shares (which number has since been adjusted to 39,492,188 to reflect a 50% stock dividend, treated as a stock split); (5) June 1999 by the stockholders of the Company to increase the number of shares of Common Stock available under the Plan to 54,492,188 shares; (6) September 1999 by the Board of Directors to modify the eligibility requirements and restate the Plan; (7) February 2001 by the Board of Directors to modify the definition of Market Value, modify the provisions governing elections between Options and Restricted Stock, modify the provisions governing awards to Senior Participants for Options and Restricted Stock, comply with changes under Section 16(b) of the Exchange Act and restate the Plan; (8) February 2002, by the Board of Directors to modify the provisions (a) applicable to non-reporting persons, (b) governing eligibility for an award and the amount of the award, (c) governing elections between Options and Restricted Stock, (d) governing the period of time in which Options must be exercised, (e) limiting the maximum amount of awards; (9) November 2003 to delete the Stock Purchase Plan that is Section 8; (10) January 2005 by the Board of Directors to comply with SFAS 123R; and (11) June 2005 by the stockholders of the Company to increase the number of shares of Common Stock available under the Plan to 57,292,188 shares and restate the Plan.

     A.G. Edwards, Inc., now wishes to amend the Plan to amend the definition of “Market Value”.

     NOW THEREFORE, the Plan is hereby amended as follows:

     1. Effective March 1, 2005, for awards for fiscal years 2006 and after, the definition of Market Value in Section 2, shall read as follows:

     “Market Value” means, with respect to a share of Common Stock on a particular date, the greater of (i) the average of the highest and lowest quoted selling price on the particular date or, if there are no sales on that date, on the next trading date, (ii) the amount per share, if any, established upon the Award of Options or Restricted Stock, or (iii) book value per share most recently publicly reported by the Company.

     IN WITNESS WHEREOF, the undersigned as Secretary of A.G. Edwards, Inc. hereby certifies that this First Amendment was duly adopted by A.G. Edwards, Inc.

By:	/s/ Douglas L. Kelly
Douglas L. Kelly
Corporate Secretary

Date:	April 3, 2006